Exhibit 23.5

May 21, 2021

KANZHUN LIMITED (the “Company”)

18/F, GrandyVic Building

Taiyanggong Middle Road

Chaoyang District, Beijing 100020

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on May 21, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Yonggang Sun
Name: Yonggang Sun